SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: January 27, 2007

ATLANTIS BUSINESS DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-16286	95-4082020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 NE 80th Terrace

Miami, FL 33138

(Address of principal executive offices)

Registrant's telephone number, including area code: 305-935-7222

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Section 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 27, 2007, the Company announced Chris Dubeau's intention to resign as CEO. Mr. Dubeau's resignation has not yet become effective.

On February 5, 2007, the Board of Directors appointed Mr. Tim DeHerrera as President of the Company. The Board of Directors also named Mr. DeHerrera and Frank Ganem as new members of the Board.

Other than as disclosed herein, there are no relationships between the newly appointed directors and officer which need to be disclosed. Following is a description of Mr. DeHerrera's prior business experience.

Tim DeHerrera. Mr. DeHerrera was President and Director of the Company from January 1996 until April 4, 2003, when he became Secretary and Treasurer of the Company. From October 5th 2004 through June 6, 2005, he served as President and Director. Prior to joining the Company, he was in the financial services sector for over fifteen years. He most recently was president of Alternative Finance Advisors, Inc, a company that consults to the credit industry for private label credit cards, affinity credit cards, installment based finance programs and others. As president of Medplus, a medical finance company, Mr. DeHerrera did work in investment banking, capital formation, capital restructures, private placements and lender negotiations and development.

The Board also accepted the resignations of Ralph Nerette and Mosin A. Shah as members of the Board of Directors.

There are no disagreements between the Company and the resigning directors. The Company has provided the resigning directors a copy of this Form 8-K no later than the date of filing. Any correspondence received in relation to the disclosures made herein will be filed as an exhibit to this Form 8-K immediately upon receipt, or within 2 business days if received following the filing of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                ATLANTIS BUSINESS DEVELOPMENT CORPORATION

February 9, 2007                                                                                 /s/ Tim DeHerrera

Date                                                                                                      Tim DeHerrera